Exhibit 99.1

UNDER ARMOUR ANNOUNCES EXECUTIVE LEADERSHIP CHANGES TO ACCELERATE TRANSFORMATION

Kara Trent Named Chief Merchandising Officer;
Adam Peake Named President, Americas

BALTIMORE, Jan. 15, 2026 – Under Armour, Inc. (NYSE: UAA, UA) announced a series of senior leadership changes to further strengthen its global product, brand, and marketplace engines. Effective Feb. 2, these moves accelerate the company’s transformation by sharpening execution, reinforcing operational discipline, and aligning product, brand, and go-to-market leadership under a unified operating model to drive sustainable growth and improved financial performance.

“Our transformation is gaining momentum as we take deliberate actions to sharpen our focus, strengthen our operational rigor, and elevate how we serve athletes,” said Kevin Plank, Under Armour President and Chief Executive Officer. “These moves bring clarity, cohesion, and energy to the work ahead. I’m confident in the leadership we’re putting in place and inspired by the path we’re building together.”

Kara Trent – Chief Merchandising Officer

Kara Trent has been named Chief Merchandising Officer. In this role, Kara will lead category management and go-to-market initiatives, overseeing product line architecture, assortment planning, and channel segmentation to drive end-to-end category performance across the brand’s full portfolio. She will drive revenue and margin optimization by aligning consumer demand with product investment, improving SKU productivity, and strengthening marketplace and channel profitability through disciplined execution.

Kara brings 24 years of industry experience in buying, planning, merchandising, and regional leadership. Trent most recently served as President, Americas, leading the company’s largest region with a focus on profitable growth, marketplace discipline, and omni-channel performance. Previously, as Managing Director for EMEA, Trent delivered sustained growth and premium distribution while reinforcing operational rigor and alignment across brand, product, and marketplace.

Adam Peake – President, Americas

Adam Peake has been named President, Americas, where he will lead Under Armour’s business across North and South America, overseeing marketplace strategy, distribution, and omni-channel growth.

With more than 25 years of leadership experience – including 16 years at Under Armour in senior roles spanning U.S. sales, global marketing, footwear, and sport category leadership – Peake brings a strong understanding of how brand strategy drives commercial performance. His cross-functional experience, deep institutional knowledge of Under Armour’s consumer, athlete, and retail ecosystem, and ability to integrate product, marketing, and marketplace strategies uniquely position him to lead the Americas business, strengthen brand relevance, accelerate omni-channel growth, and deliver sustainable results at scale.

Yassine Saidi to Become Senior Advisor, Design and Expression

Additionally, as Under Armour enters its next phase, Yassine Saidi will transition to a Senior Advisor role focused on design expression and creative continuity. Since joining Under Armour in 2024, Saidi has played a pivotal role in evolving the brand’s design language, sharpening its aesthetic sensibility, and elevating performance expression across products and platforms. In this new role, Saidi will continue challenging conventions, pushing creative boundaries, and helping shape the brand’s long-term design voice, ensuring continuity while enabling ongoing evolution.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.

Investor Relations Contact: Media Relations Contact:
Lance Allega Matt Dornic
SVP, Finance & Capital Markets Chief Communications Officer
(410) 246-6810 (443) 414-1393
LAllega@underarmour.com matt.dornic@underarmour.com